EXHIBIT 10.46

SALES AGREEMENT
AND NOTE
September 6, 2013

WHEREAS,  Hydrocarb  Corporation,  a Nevada Corporation  (herein  referred  to as  the "Seller") is the owner of 575,000 common stock shares of Duma Energy Corporation (OTCBB:DUMA), (herein referred to as the "Stock"); and Kirby L. Caldwell (herein referred to as the "Buyer") is an individual with Texas driver's license number 18709117; and

WHEREAS Seller wishes to sell and Buyer wishes to buy the Stock, and

SO NOW THEREFORE, as acceptable sole consideration  for the purchase of the Stock, Buyer hereby promises to pay up to but not over $1,000,000 in total to Seller under the following terms:

1.	95% of the proceeds up to $1,000,000 payable within one week upon the sale of the Stock by Buyer to any third party; and/or

2.
Up to a total of $1,000,000 payable within 90 days (or one week for any Stock sold in the open market) from the date that Duma Energy Corporation is listed on a major stock exchange, being either the NASDAQ or the NYSE.

/s/ Kent P. Watts	/s/ Kirby L.Caldwell
Kent P. Watts, Chief Executive Officer for Seller	Kirby L.Caldwell, Buyer